Exhibit 5.1

LONDON
65 Fleet Street
London EC4Y 1HS
Aon Global Limited	T	+ 44 20 7936 4000
8 Devonshire Square	F	+ 44 20 7832 7001
London	W	freshfields.com
EC2M 4PL
England

13 January 2012

Dear Sirs

Legal opinion regarding shares of Aon Global Limited

Introduction

1.             We are acting as advisers as to English law to Aon Global Limited, a private limited company incorporated under the laws of England and Wales (the Company). We understand that the Company intends to file, on the date hereof, a Registration Statement on Form S-4 (the Registration Statement) with the Securities Exchange Commission (the SEC). As described in the Registration Statement, we understand that the Company is proposing to enter into a merger and reorganisation process which would result in the ultimate holding company of the Aon group being a public limited company incorporated in England and Wales (the Merger). We have been asked to provide an opinion on certain matters, as set out below, in connection with the filing of the Registration Statement.

Documents reviewed

2.             We have examined the documents listed in Schedule 3 to this opinion.  Terms defined in the Schedules have the same meaning where used in this opinion.

Nature of opinion and observations

3.             This opinion is confined to matters of English law (including case law) as at the date of this opinion.  We express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts and, in particular, we express no opinion on European Community law as it affects any jurisdiction other than England and Wales. In particular:

(a)           by giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect;

(b)           to the extent that the laws of any other jurisdiction may be relevant, our opinion is subject to the effect of such laws.  We express no views in this opinion on the validity of the matters set out in such opinion; and

(c)           we should also like to make the observation that we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable.

Opinion

4.             On the basis stated in paragraph 3, and subject to the assumptions in Schedule 1, the qualifications in Schedule 2, we are of the opinion that the securities being registered, being the 355,110,708 Class A Ordinary Shares (the Shares) in the capital of the Company with a nominal value of US$0.01 each, will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act of 1933, as amended (the Securities Act); (ii) the Merger shall have become effective; and (iii) valid entries in the books and registers of the Company have been made.

Consent to filing

5.             We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations promulgated thereunder.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP

Freshfields Bruckhaus Deringer LLP

SCHEDULE 1

ASSUMPTIONS

In considering the documents listed in Schedule 3 and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:

(a)           Authenticity: the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us whether as originals or copies;

(b)           Copies: the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail versions;

(c)           Secretary’s Certificate: that each of the statements contained in a certificate of the Secretary of the Company dated 12 January 2012 (the Certificate) is true and correct as at the date of this opinion;

(d)           Company Search: that the information revealed by our search (carried out by us or by ICC Information Ltd. on our behalf on 12 January 2012) of the public documents of the Company kept at Companies House in Cardiff (the Company Search) (i) was accurate in all respects and has not since the time of such searches been altered, and (ii) was complete and included all relevant information which had been properly submitted to the Registrar of Companies;

(e)           Winding-up Enquiry: that the information revealed by our oral enquiry on 12 January 2012 of the Central Registry of Winding-up Petitions (the Winding-up Enquiry) was accurate in all respects and has not since the time of such enquiry been altered;

(f)            No change in law: There is no change in law or regulation from the date of this opinion to the effective date of the Merger that would have the effect of rendering any of our opinions invalid, void or otherwise incorrect; and

(g)           Further issue of shares: To the extent that further Class A Ordinary Shares are issued (to reflect the difference between the number of such shares in issue at the date of this opinion and the number of such shares for which registration is being applied for under the Registration Statement) such future shares shall be issued on the same terms and on the same basis as the Class A Ordinary Shares in issue at the date of this opinion.

SCHEDULE 2

QUALIFICATIONS

Our opinion is subject to the following qualifications:

(a)           Company Search: the Company Search is not capable of revealing conclusively whether or not:

(i)            a winding-up order has been made or a resolution passed for the winding up of a company; or

(ii)           an administration order has been made; or

(iii)          a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)          a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(b)           Winding-up Enquiry: the Winding-up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

(i)            details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)           in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

(iii)          a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions, and the making of such order may not have been entered on the records immediately;

(iv)          details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)           with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to1994; and

(c)           Allotment of Shares: the consideration for the initial allotment of the fully paid Shares was paid by or on behalf of the initial allottee and is being held on trust for the Company.

SCHEDULE 3

(a)           a copy of the draft Registration Statement; and

(b)           a certificate from the Secretary of the Company.